As filed with the Securities and Exchange Commission on August 12, 2025.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TURTLE BEACH CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	27-2767540
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

15822 Bernardo Center Drive, Suite 105
San Diego, California	92127
(Address of Principal Executive Offices)	(Zip Code)

TURTLE BEACH CORPORATION

2023 STOCK-BASED INCENTIVE COMPENSATION PLAN

(Full title of the plan)

Mark Weinswig

Chief Financial Officer

Turtle Beach Corporation

15822 Bernardo Center Drive, Suite 105
San Diego, California 92127

(Name and address of agent for service)

(914) 345-2255

(Telephone number, including area code, of agent for service)

With a Copy to:

Erin E. Martin

Thurston J. Hamlette

Morgan, Lewis & Bockius LLP

1111 Pennsylvania Avenue, NW

Washington, DC 20004

(202) 739-5729

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, Turtle Beach Corporation (the “Registrant”) is filing this Registration Statement on Form S-8 (this “Registration Statement”) to register the offer and sale of an additional 1,510,000 shares of its common stock, par value $0.001 per share (the “Common Stock”), under the Turtle Beach Corporation 2023 Stock-Based Incentive Compensation Plan, formerly known as the Turtle Beach Corporation 2013 Stock-Based Incentive Compensation Plan, (as amended and restated) (the “Plan”).

This Registration Statement hereby incorporates by reference the contents of the Registrant’s Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on February  18, 2014 (File No. 333-193982), April  2, 2019 (File No. 333-230691), and August  9, 2019 (File No. 333-233179) and March  13, 2024 (File No. 333-277870) (collectively, the “Prior Registration Statements”).

Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein. Only those items of Form S-8 containing new information not contained in the Prior Registration Statements are presented herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference into this Registration Statement:

(i)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on March 17, 2025;

(ii)	The Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025, filed with the Commission on May 8, 2025, and June 30, 2025, filed with the Commission on August 7, 2025;

(iii)	The Registrant’s Current Reports on Form 8-K filed with the Commission on January 6, 2025; January 27, 2025; June 5, 2025; June 9, 2025; June 16, 2025 (to the extent information in such report is filed and not furnished); and August 4, 2025;

(iv)	The Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 18, 2025, to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024;

(v)	The description of our Common Stock included in the registration statement on Form 8-A12B filed with the Commission on March 21, 2012, as the description therein has been updated and superseded by the description of our securities contained in Exhibit 4.7 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Securities and Exchange Commission on March 13, 2020; and

(vi)	The description of our Preferred Stock Purchase Rights included in the registration statement on Form 8-A filed with the Commission on June 9, 2025, and all amendments and reports filed with the Commission for the purpose of updating such description.

To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the Commission, such information or exhibit is specifically not incorporated by reference.

All reports and other documents that the Registrant subsequently files with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that the Registrant has sold all of the securities offered under this Registration Statement or deregisters the distribution of all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date that the Registrant files such report or document.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

A list of exhibits filed herewith is contained in the Exhibit Index that immediately precedes such exhibits and is incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Description
5.1*	Opinion of Snell & Wilmer LLP, counsel for the Registrant, regarding the legal validity of the shares of Common Stock being registered on this Registration Statement.

4.1	Rights Agreement, dated as of June 9, 2025, by and between Turtle Beach Corporation and Direct Transfer LLC, as rights agent (incorporated by reference from Exhibit 4.1 to the Current Report on Form 8-K filed by Turtle Beach Corporation with the Securities and Exchange Commission on June 9, 2025).

4.2	Certificate of Designation of Series B Junior Participating Preferred Stock of Turtle Beach Corporation (incorporated by reference from Exhibit 3.1 to the Current Report on Form 8-K filed by Turtle Beach Corporation with the Securities and Exchange Commission on June 9, 2025).

23.1*	Consent of Ernst & Young, LLP.

23.2*	Consent of BDO USA, P.C.

23.3*	Consent of Snell & Wilmer LLP (included in Exhibit 5.1 hereto).

24.1*	Power of Attorney (contained on signature page hereto).

99.1	Amendment No. 2025-1 to Turtle Beach Corporation 2023 Stock-Based Incentive Compensation Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K originally filed with the Commission on June 5, 2025).

107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on August 12, 2025.

TURTLE BEACH CORPORATION

By:	/s/ Mark Weinswig
Mark Weinswig
Chief Financial Officer

POWER OF ATTORNEY

KNOW TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Cris Keirn and Mark Weinswig, each and individually, his attorneys-in-fact, with full power of substitution and resubstitution, for him in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement and to file the same with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each such attorney-in-fact, or his agent or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Cris Keirn	Chief Executive Officer; Director (Principal Executive Officer)	August 12, 2025
Cris Keirn

/s/ Mark Weinswig	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 12, 2025
Mark Weinswig

/s/ Terry Jimenez	Non-Executive Chairman of the Board and Director	August 12, 2025
Terry Jimenez

/s/ Elizabeth B. Bush	Director	August 12, 2025
Elizabeth B. Bush

/s/ David Muscatel	Director	August 12, 2025
David Muscatel

/s/ Katherine L. Scherping	Director	August 12, 2025
Katherine L. Scherping

/s/ Julia W. Sze	Director	August 12, 2025
Julia W. Sze

/s/ Andrew Wolfe	Director	August 12, 2025
Andrew Wolfe

/s/ William Wyatt	Director	August 12, 2025
William Wyatt